Exhibit 3.1.6
MERITAGE HOMES CORPORATION
ARTICLES OF AMENDMENT
Meritage Homes Corporation, a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: The charter of the Company (the “Charter”) is hereby amended by deleting Article VI in its entirety and inserting the following in lieu thereof:

The number of directors of the Corporation shall be as set forth in the bylaws of the Corporation, but shall never be less than the minimum number permitted by the Maryland General Corporation Law now or hereinafter in force. At the 2026 annual meeting of stockholders, each of the successors to the directors whose terms expire at the 2026 annual meeting of stockholders shall be elected to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualify. Beginning with the 2027 annual meeting of stockholders, all directors shall be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

SECOND: The amendment to the Charter as set forth above has been duly advised by the Board of Directors of the Company and approved by the stockholders of the Company as required by law.
THIRD: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Company and, as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 22nd day of May, 2025.

ATTEST:                    MERITAGE HOMES CORPORATION

/s/ Malissia Clinton_____________        By: /s/ Phillippe Lord_______________________
Name: Malissia Clinton        Name: Phillippe Lord
Title: EVP, General Counsel & Secretary        Title: President & Chief Executive Officer